Exhibit (d)(11)

JOINDER SUPPLEMENTAL INDENTURE

BETWEEN

PROSPECT CAPITAL CORPORATION

AND

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC,

AS ORIGINAL TRUSTEE

AND

U.S. BANK NATIONAL ASSOCIATION,

AS SERIES TRUSTEE

DATED AS OF MARCH 8, 2012

THIS JOINDER SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 8, 2012, is between Prospect Capital Corporation, a Maryland corporation (the “Company”), American Stock Transfer & Trust Company, LLC, as Trustee (the “Original Trustee”), and U.S. Bank National Association, as Trustee of the series of Securities established pursuant to any subsequent supplemental indenture (the “Series Trustee”).

WITNESSETH:

WHEREAS, the Company and the Original Trustee executed and delivered an Indenture, dated as of February 16, 2012 (the “Base Indenture”), to provide for the issuance by the Company from time to time of the Company’s unsecured debentures, notes or other evidence of indebtedness (the “Securities”), to be issued in one or more series as provided in the Base Indenture;

WHEREAS, the Company and the Original Trustee executed and delivered a Supplemental Indenture, dated as of February 27, 2012 (the “First Supplemental Indenture”), to provide for the issuance and sale $4,000,000.00 aggregate principal amount of the Company’s senior notes due 2022;

WHEREAS, the Company and the Original Trustee executed and delivered a Supplemental Indenture, dated as of March 5, 2012 (the “Second Supplemental Indenture” and together with the First Supplemental Indenture and the Base Indenture, the “Indenture”), to provide for the issuance and sale $1,465,000.00 aggregate principal amount of the Company’s senior notes due 2022;

WHEREAS, pursuant to Section 9.01(8) of the Base Indenture, without the consent of Holders of the Securities of any series issued under the Indenture, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time , may enter into one or more indentures supplemental to the Base Indenture to evidence and provide for the acceptance of appointment thereunder by a successor Trustee with respect to Securities of one or more series and to add or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee;

WHEREAS, the Company desires to enter into this Supplemental Indenture with the Original Trustee and the Series Trustee pursuant to Section 6.10(b) of the Base Indenture to provide for the appointment of the Series Trustee with respect to the series of Securities established pursuant to any subsequent supplemental indenture;

WHEREAS, the Series Trustee is willing to accept such appointment as a Trustee under the Indenture with all the rights, indemnities, protections, powers, trusts and duties of, or afforded to, the Original Trustee with respect to, and only with respect to, the series of Securities established pursuant to any subsequent supplemental indenture;

NOW, THEREFORE, the Company, the Original Trustee and the Series Trustee hereby consent and agree as follows:

ARTICLE I

THE SERIES TRUSTEE

Section 1.01  Appointment of the Series Trustee.  Pursuant to the Indenture and pursuant to this Supplemental Indenture, the Company hereby appoints the Series Trustee as Trustee under the Indenture with respect to, and only with respect to, the series of Securities established pursuant to any subsequent supplemental indenture, and by execution hereof the Series Trustee accepts such appointment.  Pursuant to the Indenture, all the rights, indemnities, protections, powers, trusts and duties of, or afforded to, the Original Trustee under the Indenture shall be vested in the Series Trustee with respect to, and only with respect to, the series of Securities established pursuant to any subsequent supplemental indenture.

All the rights, indemnities, protections, powers, trusts and duties of, or afforded to, Original Trustee under the Indenture with respect to the Securities established pursuant to the Indenture shall continue to be vested in the Original Trustee.

Section 1.02  Eligibility of the Series Trustee.  The Series Trustee hereby represents that it is qualified and eligible under the provisions of the Indenture and the provisions of the Trust Indenture Act to accept its appointment as Trustee with respect to the series of Securities established pursuant to any subsequent supplemental indenture and hereby accepts the appointment as such Trustee.

Section 1.03  Security Registrar, Paying Agent and Authenticating Agent.  Pursuant to the Base Indenture, the Company hereby appoints the Series Trustee as Security Registrar, Paying Agent and Authenticating Agent with respect to the series of Securities established pursuant to any subsequent supplemental indenture and the Series Trustee hereby accepts the appointment as such Security Registrar, Paying Agent and Authenticating Agent.

Section 1.04  Concerning the Trustees.  Neither the Original Trustee nor the Series Trustee assumes any duties, responsibilities or liabilities by reason of this Supplemental Indenture other than as set forth in the Indenture and, in carrying out its responsibilities hereunder, each shall have all of the rights, powers, privileges, protections, duties and immunities which it is entitled to under the Indenture.  The Original Trustee and the Series Trustee shall not constitute co-trustees of the same trust, and each of the Original Trustee and the Series Trustee shall be trustee of a trust or trusts under the Indenture separate and apart from any trust or trusts under the indenture administered by the other trustee.  The Original Trustee shall have no liability for any acts or omissions of the Series trustee and the Series Trustee shall have no liability for any acts or omissions of the Original Trustee.

ARTICLE II

MISCELLANEOUS

Section 2.01  Governing Law.  This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws that would cause the application of laws of another jurisdiction. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions.

Section 2.02  Enforceability.  This Supplemental Indenture is a valid and binding obligation of the Company enforceable in accordance with its terms.  In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.03  Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which will be an original, but such counterparts will together constitute but one and the same Supplemental Indenture.  The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, .pdf transmission, email or other electronic means shall constitute effective execution and delivery of this Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile, .pdf transmission, email or other electronic means shall be deemed to be their original signatures for all purposes.

Section 2.04  Ratification and Incorporation of Base Indenture.  The Base Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.  All provisions included in this Supplemental Indenture supersede any conflicting provisions included in the Indenture, unless not permitted by law.  The Series Trustee accepts the trusts created by the Indenture, as supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented by this Supplemental Indenture.

Section 2.05  Effective Date.  The provisions of this Supplemental Indenture shall become effective as of the date hereof.

Section 2.06  Recitals by Company.  The recitals contained herein shall be taken as the statements of the Company, and neither the Original Trustee nor the Series Trustee assumes any responsibility for their correctness. The Original Trustee and the Series Trustee make no representations as to the validity or sufficiency of this Supplemental Indenture, except that the Original Trustee and the Series Trustee represent that they are duly authorized to execute and deliver this Supplemental Indenture and perform their respective obligations hereunder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, effective as of the day and year first above written.

PROSPECT CAPITAL CORPORATION

By:	/s/ M. Grier Eliasek
	Name:	M. Grier Eliasek
	Title:	President and Chief Operating Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
as Original Trustee

By:	/s/ Karishma P. Kadian
	Name:	Karishma P. Kadian
	Title:	Counsel

U.S. BANK NATIONAL ASSOCIATION
as Series Trustee

By:	/s/ Beverly A. Freeney
	Name:	Beverly A. Freeney
	Title:	Vice President